EXHIBIT 21.1

SUBSIDIARIES OF LIVEPERSON, INC.

LivePerson Ltd. (formerly HumanClick Ltd.) – Israel
Proficient Systems, Inc. – Georgia
Kasamba Inc. – Delaware